ACQUISITION AGREEMENT

This Acquisition Agreement (“Agreement”) is made as of September _____, 2005 by and among The Studio Zone, a Nevada corporation (“Buyer”) and The Studio Zone Fitness Center, Inc., a Corporation existing under the laws of the Province of British Columbia, Canada (hereinafter referred to as “Seller”).

AGREEMENTS

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the signatories below agree as follows:

1.  Transaction. At the Closing (as defined in Section 6 herein) hereof, the Seller shall transfer and deliver to the Buyer all of the Purchased Assets (as defined below) of Seller, whether tangible, intangible, real, personal or mixed, in exchange for which the Buyer shall deliver to the Seller consideration consisting of certificates representing duly issued and outstanding shares of common stock of the Buyer (“Purchase Price”).

2.   Purchased Assets. The term “Purchased Assets” shall mean all assets of Seller, including, but not limited to the following:

(a)  Seller’s suppliers, customer and vendor lists and records pertaining to:
(i) accounts receivable;
(ii) liabilities; and
              (iii) assignment of rights or existing franchise agreements.

(b)  The trade names “The Studio Zone”;

(c)  All registered and unregistered trademarks, service marks, sales marks, colors, names and slogans relating to the business, and all applications for any of the foregoing, together with all of the Seller’s rights to use all of the foregoing forever, and all goodwill associated with the foregoing;

(d)  The existing phone number(s); and,

(e)   Any and all trade secrets, trade practices, décor, goodwill, clients, equipment, furniture, assets, machinery, trade fixtures, miscellaneous supplies, inventory, existing contracts, corporate records and files, and tangible personal property.

3.  Purchase Price. The Purchase Price to be paid by Buyer to Seller for the sale, transfer, assignment, conveyance and delivery of the Purchased Assets, including any and all liabilities of Seller, shall be the sum total of the liabilities as existing on the date hereof (the “Purchase Price”). The liabilities of the Seller are being assumed by Buyer under the terms of this Agreement. No additional monies shall be paid for the acquisition of Seller by Buyer.

4.  Manner of Payment of the Purchase Price. Buyer is paying the Purchase Price by physically delivering the Purchase Price to Seller in cash or check.

5.   The Closing. The term “Close,” “Closing,” “Closes” or “Closed” shall refer to the Closing of the various transactions contemplated hereby, all of which shall be deemed consummated when, and only when, the terms and conditions as set forth herein have been fully complied with and the purchase by the Buyer of the Seller has occurred and is effective within 90 days (“Closing Period”) from the date of execution of this Agreement. Conversely, if the various transactions proposed and/or discussed herein do not Close within the prescribed Closing Period, the various transactions contemplated herein will have failed and this Agreement shall automatically terminate.

6.  Conduct and Transactions of Seller Prior to the Closing. Between the date of execution of this Agreement and the Closing, the executive officers and Board of Directors of the Seller shall retain full control of the management and business thereof. In order to assure protection and preservation of the Seller's assets, properties and businesses as well as the Seller's performance of its obligations under and related to this Agreement, the Seller agrees that from the date of this Agreement up to and including the Closing:

(a)  The Seller shall preserve, or cause to be preserved substantially intact, its business organization, except such changes as may be required, with the Buyer's consent, to effect the transactions contemplated hereby, and the Seller shall use its best efforts to keep available the services of its present officers and principal employees, and to preserve its existing business relationships.

(b)  The Seller agrees that prior to Closing it will not, without the prior written consent of the Buyer (which consent will not be unreasonably withheld) to:

(i)  Redeem directly or indirectly or agree to redeem, purchase, or otherwise acquire any of its capital stock or other ownership interest;

(ii)  Effect a split or reclassification of its capital stock, liquidate, recapitalize, or reorganize itself except as contemplated herein;

(iii) Merge or consolidate, or sell all or substantially all of its assets or enter into any agreement for such merger, consolidation, or sale of assets, except as required by the transactions contemplated by this Agreement;

(iv)  Change the character of its business;

(v)  Except in the ordinary course of business, waive any contractual rights of substantial value;

(vi)  Breach any agreement to which the Seller is a party if such breach would have a material adverse effect on the business of the Seller.

(c) The Seller will exert its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated and execute and deliver to the Buyer any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement, and cause the Subsidiaries to do the same.

7.  Conduct and Transactions by the Buyer Prior to Closing. Between the date of this Agreement and the Closing, the Buyer shall use its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated herein and execute and deliver to the Seller any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement, and to cause its subsidiaries to do the same. In order to assure the continuity of the Buyer's business, financial condition, assets and properties as well as the Buyer's performance of its obligations under and related to this Agreement, the Buyer agrees as follows

(a)  From the date of this Agreement up to the Closing, the Buyer will operate its business in the ordinary course and shall preserve, or cause to be preserved substantially intact, its business organization, except for such changes as may be required to effect the transactions contemplated by this Agreement.

(b)  From the date of this Agreement up to and including the Closing, the Buyer will notify the Seller promptly of any material changes in the business, assets, financial condition or properties of the Buyer.

8.   Closing Deliveries. On the date hereof the parties are executing and/or delivering such documents as are reasonably required in order to effectuate the consummation of the transaction contemplated hereby.

9.  Further Assurances. The Parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Buyer, on the terms herein contained, and to otherwise comply with the terms of this Agreement and to consummate the transaction contemplated hereby.

10.  Miscellaneous.

(a)  Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties.

(b)  Survival; Nonwaiver. All representations and warranties shall survive the consummation of the transaction contemplated herein and for a period of two (2) years following the date hereof (and none shall merge into any instrument of conveyance) regardless of any investigation or lack of investigation by any of the parties hereto. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(c)  Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(d)  Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

(e)  Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(f)  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

(g)  Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(h)  No Strict Construction. The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any person or entity.

(i)  Interpretation. Whenever the term “include” or “including” is used in this Agreement, it shall mean “including, without limitation,” (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision. Terms defined in the singular have a comparable meaning when used in the plural and vice versa.

(j) Right of First Refusal. Buyer cannot transfer, assign or otherwise dispose of, voluntarily or involuntarily, any Purchased Assets or any interest in said Purchased Assets without first providing the Buyer with the right to purchase all, but not less than all, of the Purchased Assets (“Right of First Refusal”), in the following manner:

Buyer shall first give written notice (the “Transfer Notice”) to Seller that Buyer desires to sell the Purchased Assets. The Seller hereunder shall have thirty (30) days following the receipt of said Transfer Notice from Buyer to exercise, in full, the Right of First Refusal. If the Seller exercises the Right of First Refusal, the parties hereto shall consummate the repurchase of the Purchased Assets on the terms set forth in the Transfer Notice by sixty (60) days after the delivery of the Transfer Notice to the Seller.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the Effective Date.

THE STUDIO ZONE, INC.    THE STUDIO ZONE FITNESS CENTER, INC.

_____________________________  _____________________________
By:                   By:
Its:                   Its: